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                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                       Jurisdiction in which
      Subsidiary or Affiliate                          Incorporated or Organized

      Chicago Bridge & Iron Company B.V.               The Netherlands
         Arabian CBI Ltd.                              Saudi Arabia
         Arabian CBI Tank Manufacturing Co. Ltd.       Saudi Arabia
         CBI Construcciones S.A.                       Argentina
         CBI Constructors Pty. Ltd.                    Australia
            CBI Constructors Pty. Ltd. (PNG)           New Guinea
         CBI Constructors S.A. (Pty.) Ltd.             South Africa
         CBI Holdings U.K. Ltd.                        United Kingdom
            CBI Constructors Limited                   United Kingdom
         CBI (Malaysia) Sdn. Bhd.                      Malaysia
         CB&I Nigeria, Ltd.                            Nigeria
         CBI (Philippines) Inc.                        Philippines
         CBI Sino Thai, Ltd.                           Thailand
         CBI Venezolana, S.A.                          Venezuela
         Chicago Bridge & Iron Company (Egypt) LLC     Egypt
         CMP Holdings, B.V.                            The Netherlands
            CB&I (Europe) B.V.                         The Netherlands
         Horton CBI, Limited                           Canada
            Horton Services, Inc.                      Canada
         P.T. CBI Indonesia (1)                        Indonesia

      Chicago Bridge & Iron Company (Antilles) N.V.    Netherland Antilles
         CBI Eastern Anstalt                           Liechtenstein
            Oasis Supply Company Anstalt               Liechtenstein
         CBI Overseas LLC                              Delaware

      Chicago Bridge & Iron Company                    Delaware
         CB&I Constructors, Inc.                       Texas
         CB&I Tyler Company                            Delaware
            Howe-Baker International, L.L.C.           Delaware
               Howe-Baker Holdings, L.L.C.             Delaware
                  Howe-Baker Engineers, Ltd.           Delaware
               HBI Holdings, L.L.C.                    Delaware
                  Matrix Engineering, Ltd.             Texas
               Callidus Technologies, L.L.C.           Oklahoma
         CBI Services, Inc.                            Delaware
         Chicago Bridge & Iron Company                 Illinois
            Asia Pacific Supply Company                Delaware
            CBI Caribe Limited                         Delaware
            CBI Company Ltd.                           Delaware
               Constructora CBI Ltd.                   Chile
            Central Trading Company Ltd.               Delaware
         Chicago Bridge & Iron Company (Delaware)      Delaware

      Lealand Finance Company B.V.                     The Netherlands

(1) Unconsolidated affiliate




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In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.